UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 8, 2007

P. H. Glatfelter Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 500, York, Pennsylvania		17401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717 225 4711

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

P. H. Glatfelter Company (the "Company") and certain of its subsidiaries, as borrowers or guarantors, entered into a Third Amendment dated June 8, 2007 (the "Third Amendment") to its Credit Agreement dated April 5, 2006 (as amended, the "Credit Agreement"), with certain lenders party thereto (the "Banks") and PNC Bank, National Association, as agent for the Banks (the "Agent").

Pursuant to the Third Amendment, Consolidated Adjusted EBITDA (as defined in the Credit Agreement) for purposes of determining compliance with financial covenants was modified to include adjustments for:

i) certain cash and non-cash charges incurred, or that potentially may be incurred, by the Company in connection with environmental remediation activities at the Fox River on which the Company’s former Neenah, Wisconsin mill was located;

ii) ongoing acquisition related integration costs associated with the Company’s recently acquired facilities located in Gloucestershire, UK; and

iii) certain other matters.

Furthermore, the Maximum Leverage Ratio (defined as Consolidated Total Debt over Consolidated Adjusted EBITDA (as defined in the Credit Agreement) and measured as of the last day of each fiscal quarter) has been increased for each fiscal quarter ending during the period from June 30, 2007 through and including March 31, 2008. After giving effect to the Third Amendment, the adjusted Maximum Leverage Ratios are as follows for the fiscal quarters ending during the following periods:

June 30, 2007 - 4.00 to 1.00
September 30, 2007 through March 31, 2008 - 3.75 to 1.00
June 30, 2008 and thereafter - 3.50 to 1.00

In addition, to the extent that the Company incurs charges associated with the Fox River as discussed above and incurs debt to finance such charges, the Maximum Leverage Ratio will be increased further based on the amount of debt actually incurred. The increase in the Maximum Leverage Ratio shall be effective for six quarters commencing with the fiscal quarter during which the debt was incurred.

The Third Amendment also provides for the reduction of the Minimum Interest Coverage Ratio (defined as Consolidated Adjusted EBITDA over consolidated interest expense of the Company and its subsidiaries and measured as of the last day of each fiscal quarter) to the extent that the Company incurs charges related to the Fox River, as discussed above, and incurs debt to finance such charges. The amount of the reduction is to be based on the debt actually incurred, and the reduction in the Minimum Interest Coverage Ratio will be effective for six quarters commencing with the fiscal quarter during which the debt was incurred.

In addition to its functions under the Credit Agreement, the Agent performs certain general banking services for the Company. Further, Credit Suisse, an affiliate of certain parties to the Credit Agreement, performs certain investment banking and financial advisory services for the Company. All services provided to the Company by the Agent and Credit Suisse have been provided to the Company on substantially the same terms as those prevailing at the time for comparable transactions with other persons.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated in this Item 2.03 by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

June 12, 2007	By:	John P. Jacunski

Name: John P. Jacunski
Title: Senior Vice President and Chief Financial Officer